EXHIBIT 10.11

                     AMENDMENT TO 1996 EQUITY INCENTIVE PLAN


       THIS AMENDMENT dated as of this 24th day of November, 1998 ("Amendment") amends the Superior Services, Inc. 1996 Equity Incentive Plan (the "Plan") to the extent set forth herein. Defined terms used in this Amendment and not otherwise defined shall have the meaning ascribed thereto in the Plan.

                                   WITNESSETH:

       WHEREAS,   on  November  24th  1998,  the  Board  of  Directors  approved resolutions to amend the Plan as specified herein.

       NOW, THEREFORE, BE IT RESOLVED, that the lead-in paragraph to Section 6(a) of the Plan shall be deleted in its entirety and the following shall be substituted therefore:

       Section 6. Option Grants to Independent Directors.

              (a) Options to Independent Directors. The Company shall grant Non-Qualified Stock Options to Independent Directors as set forth below:

       FURTHER RESOLVED, that Paragraph 6(a)(i) of the Plan shall be deleted in its entirety and the following shall be substituted therefore (all new additions being underlined and all deletions struck through):

              (i) Grant of Options. Each Independent director newly elected or appointed to the Board of Directors during the term of the Plan shall be granted automatically, on the date of such election or appointment, Non-Qualified Stock Options to purchase 10,000 Shares. In addition to the foregoing, on the date of each annual meeting of shareholders of the Company, each then serving and continuing Independent director shall be granted automatically a Non-Qualified Stock Option to purchase 2,500 Shares. Finally, the Committee shall be authorized to grant Options to purchase such number of Shares as the Committee shall determine to any Independent Director at any time during his term as an Independent Director (each, a "Special Grant").

       FURTHER RESOLVED, that Paragraph 6(a)(iii) of the Plan shall be deleted in its entirety and the following shall be substituted therefor (all new additions being underlined and all deletions struck through):
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              (iii) Option Term. The term of each Option shall end on the sooner to occur of ten years from the date of its grant or one year from the date the Independent Director ceases to be an Independent Director for any reason.

       FURTHER RESOLVED, that Paragraph 6(a)(iv) of the Plan shall be deleted in its entirety and the following shall be substituted therefor (all new additions being underlined and all deletions struck through):

              (iv) Vesting. Each initial grant of Non-Qualified Stock Options to an Independent Directors hereunder (upon an Independent Director's initial election or appointment to the Board) will vest ratably over an approximate three-year period (i.e., one-third on the Company's first annual shareholders meeting date occurring at least 12 months after the initial grant, another one-third on the next succeeding annual shareholders meeting and the final one-third on the next succeeding annual shareholders meeting); provided that, the Independent Director continues to serve as a member of the Board of Directors at the end of each vesting period with respect to the increment then vesting. The annual grants and grants of Non-Qualified Stock Options to Independent Directors on the date of each annual meeting of Company shareholders will vest in full on the six month anniversary of the annual meeting on which such Non-Qualified Stock Options were granted, provided, that the Independent Director remains a member of the Board of Directors on such six month anniversary date. Special Grants of Non-Qualified Stock Options to Independent Directors shall vest as determined by the Committee at the time of grant. Notwithstanding the aforementioned vesting provisions, all outstanding Non-Qualified Stock Options granted to an Independent Director under the Plan will vest immediately and in full upon a Change in Control, the death or disability of such Independent Director, provided, that the Independent Director continues to serve as a member of the Board of Directors on the date of such occurrence.

       FURTHER RESOLVED, that the Amendment shall be effective immediately and, except as amended by this Amendment, the Plan shall remain in full force and effect.

       FURTHER RESOLVED, that the Amendment to Paragraph 6(a)(iii) of the Plan shall be retroactively effective and shall apply to all options granted to independent directors pursuant to the Plan, including but not limited to options granted prior to the date of this Amendment.

       FURTHER RESOLVED, that the relevant approved form of option agreements which set forth the terms and conditions of any option previously granted to an independent director pursuant to the Plan shall be amended to reflect the Amendment to Paragraph 6(a)(iii) set forth herein.

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       IN WITNESS  WHEREOF,  the Company has caused  this  Amendment  to be duly executed, as of the date and year first above written.

                                       SUPERIOR SERVICES, INC.


                                       By:
                                          Peter J. Ruud, Esq.
                                          Secretary